EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Grubb & Ellis Realty Investors, LLC, the Manager of NNN 2002 Value Fund, LLC (the “Company”) hereby certifies, to his knowledge, that:
(i) the accompanying Annual Report on Form 10-K of our company for the fiscal year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our company.

March 4, 2011 Date	/s/ Paul E. Henderson Paul E. Henderson Chief Accounting Officer Grubb & Ellis Realty Investors, LLC, the Manager of NNN 2002 Value Fund, LLC (principal financial officer)
The foregoing certification is being furnished with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.